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                               M E M O R A N D U M

Date:    September 15, 1995

To:               Form 10-K Exhibit List

Re: Summary of Mercury Air Group, Inc. Officer Life Insurance Policies with Benefits Payable to Officers or Their Designated Beneficiaries

From:    Kathryn McCuskey
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         The Company presently maintains the following life insurance policies on the lives of the officers of the corporation:

         1. Seymour Kahn. The Company maintains a whole-life insurance policy on the life of Mr. Kahn which provides a death benefit in the amount of $5,025,000, with $3,000,000 payable to the Company and $2,025,000 payable to Mr. Kahn's designated beneficiary. The Company is entitled to receive the cash surrender value of this policy and may use the cash surrender value to fund premiums.

         2. Joseph A. Czyzyk. The Company maintains whole-life insurance policies on the life of Mr. Czyzyk which provide death benefits in the amount of $1,500,000, with $1,000,000 payable to the Company and $500,000 payable to Mr. Czyzyk's designated beneficiary. The Company is entitled to receive the cash surrender value of these policies up to the amount of premiums paid, with the remainder of the cash surrender value to be paid to the designated beneficiary.

         3. Kevin Walsh. The Company maintains a whole-life insurance policy on the life of Mr. Walsh which provides a death benefit in the amount of $750,000, with $500,000 payable to the Company and $250,000 payable to the designated beneficiary of Mr. Walsh. The Company is entitled to receive the cash surrender value of this policy up to the amount of premiums paid, with the remainder of the cash surrender value to be paid to the designated beneficiary.

         4. Randolph E. Ajer. The Company maintains a whole-life insurance policy on the life of Mr. Ajer which provides a death benefit in the amount of $750,000, with $500,000 payable to the Company and $250,000 payable to Mr. Ajer's designated beneficiary. The Company is entitled to receive the cash surrender value of this policy up to the amount of premiums paid, with the remainder of the cash surrender value to be paid to the designated beneficiary.

         5. William L. Silva. The Company maintains a whole-life insurance policy on the life of Mr. Silva which provides a death benefit in the amount of $750,000, with $500,000 payable to the Company and $250,000 payable to Mr. Silva's designated beneficiary. The Company is entitled to receive the cash surrender value of this policy up to the amount of premiums paid, with the remainder of the cash surrender value to be paid to the designated beneficiary.

                                  Exhibit 10.6